Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Color Accents Holdings, Inc., for the year ending July 31, 2009, I, Diane Pyun, Chief Executive Officer and Chief Financial Officer of Color Accents Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Annual Report on Form 10-K for the year ending July 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Annual Report on Form 10-K for the year ended July 31, 2009, fairly represents in all material respects, the financial condition and results of operations of Color Accents Holdings, Inc.

Color Accents Holdings, Inc.

Date: September 21, 2009	By:	/s/ Diane Pyun
Diane Pyun
Chief Executive Officer, Chief Financial Officer